EXHIBIT 5

























                        Opinion of Baker & Botts L.L.P. re: Legality

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BAKU                     BAKER & BOTTS
DALLAS                       L.L.P.                     TELEPHONE:(512) 322-2500
HOUSTON               1600 SAN JACINTO CENTER           FACSIMILE:(512) 322-2501
LONDON                  98 SAN JACINTO BLVD.
MOSCOW                AUSTIN, TEXAS 78701-4039
NEW YORK
WASHINGTON


WILLIAM F. STUTTS                                        E-MAIL ADDRESS:
(512) 322-2542                                    WILLIAM_STUTTS@BAKERBOTTS.COM



                                                           	June 22, 1999



Cullen/Frost Bankers, Inc.
100 West Houston Street
P.O. Box 1600
San Antonio, TX  78296


Gentlemen:


          As set forth in the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Cullen/Frost Bankers, Inc., a Texas corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to up to 300,000 shares (the "Shares") of Common Stock of the Company, par value $.01 per share, issuable pursuant to the Cullen/Frost Bankers, Inc. 1997 Director Stock Plan dated to be effective as of May 28, 1997 (the "Plan"), we are passing upon certain legal matters in connection with the Shares for the Company. At your request, we are furnishing this opinion to you for filing as Exhibit 5 to the Registration Statement.

          In our capacity as your counsel in the connection referred to above, we have examined the Plan, the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date, and the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.


          We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete. In addition, we have assumed for purposes of


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paragraph 2 below that the consideration received by the Company for the
Shares will be not less than the par value of the Shares.

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

     1.	  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Texas.

     2.	  In the case of Shares originally issued by the Company pursuant to the provisions of the Plan following due authorization of a particular award thereunder by a duly constituted and acting committee of the Board of Directors of the Company as provided in and in accordance with the Plan, the Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of the Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors or a duly constituted and acting committee thereof as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

          The opinions set forth above are limited in all respects to the Texas Business Corporation Act as in effect on the date hereof.

          We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                      Very truly yours,

                                                      /s/ BAKER & BOTTS, L.L.P.